Exhibit 10.5
Confidential Treatment Requested:
Confidential portions of this document have been redacted and have been filed separately with the Commission.
STRATEGIC AGREEMENT
This Strategic Agreement (the “Agreement”) is made and entered into as of the 21st day of May 2004 by and between InterMetro Communications, Inc., a California corporation (“IMC”), and Qualitek Services, Inc., a California corporation (“QSI”), with respect to the following facts:
R E C I T A L S
WHEREAS, IMC is engaged in the business of building a network to provide Internet Protocol services (the “Network”).
WHEREAS, QSI is engaged in the business of selling networking and IT equipment, including [***] (the “Equipment”). The term Equipment will include additional types of networking and IT equipment if agreed to by the parties by written amendment to this Agreement.
WHEREAS, IMC believes that the Equipment will help IMC to expand its Network.
WHEREAS, QSI desires to provide Equipment to IMC and IMC desires to acquire Equipment from QSI pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:

1.	Equipment Orders.
During the term of this Agreement, QSI agrees to make available for purchase by IMC a minimum of:
(a) [***]
(b) [***]
(c) [***]
Unless otherwise agreed by the parties in writing, IMC may order up to [***] during any calendar month. Within ten (10) days after receipt of a written purchase order from IMC, QSI will deliver each piece of Equipment ordered per IMC’s specifications, which may or may not include cables, software, licenses and other essential components which constitute the particular piece of Equipment, to the location designated by IMC in the purchase order at IMC’s expense; provided, however, IMC reserves the right to approve the method and provider for delivery. Attached to this Agreement as Exhibit A is IMC’s projection of the Equipment it plans to order each month during the term of this Agreement. IMC reserves the right, exercisable in its sole discretion, to modify Exhibit A upon thirty (30) days prior notice to QSI. Exhibit A is only a projection and this Agreement, along with Exhibit A, does not obligate IMC to purchase any Equipment from QSI.

[***]Confidential material redacted and filed separately with the Commission.

This Agreement constitutes a security agreement and pledge agreement for all purposes under the Uniform Commercial Code and California Law. QSI shall be the security holder of any and all Equipment provided to IMC under this Agreement, for which the Purchase Price (see below) has not been completely paid. The UCC filing will place QSI in first position regarding all Equipment sold to IMC. Upon full payment of the Purchase Price, QSI will promptly file proper documentation which releases QSI’s security interest in that particular piece of Equipment. IMC will then own that particular piece of Equipment free and clear of any liens or encumbrances.

2.	Equipment Warranty and Technical Support.
QSI warrants that each piece of Equipment purchased by IMC will remain in proper working condition and be free of any defects for one (1) year from the date IMC receives delivery of the piece of Equipment (“Warranty Period”). During the Warranty Period, if IMC determines that a piece of Equipment is defective, QSI, at its sole expense, will deliver a replacement piece of Equipment to the location designated by IMC within twenty-four (24) hours of receipt of notice of such defect from IMC. IMC will return the defective Equipment to QSI, at QSI’s sole expense. QSI agrees to provide its standard technical support services to IMC at no charge so that IMC can implement the Equipment ordered into the Network.

3.	Right of First Refusal.
3.1. Equipment Purchases by IMC. In the event IMC is able to procure a quote from a third-party vendor for a piece of Equipment at a price lower than the Economic Value, as defined in Section 4.1 of this Agreement, for such piece of Equipment, IMC agrees to notify QSI of such quote in writing before purchasing such piece of Equipment from the third party vendor (the “Purchase Notification”). For a period of two (2) business days after receipt of the Purchase Notification, QSI will have the right to match the quote. If QSI matches the quote, IMC must purchase such piece of Equipment from QSI at the quote price and pursuant to the other terms of this Agreement. If QSI does not match the quote, IMC may purchase such piece of Equipment from the third-party vendor at the quote price.
3.2. Equipment Sales by IMC. In the event IMC desires to sell any piece of Equipment purchased by IMC from QSI pursuant to this Agreement, IMC agrees to notify QSI in writing of the terms of IMC’s proposed sale of Equipment, including the sales price (the “Sales Notification”). For a period of two (2) business days after receipt of the Sales Notification, QSI will have the right to purchase the Equipment at the price and on the terms specified in the Sales Notification. If QSI does not purchase the Equipment from IMC within this period, IMC may sell the Equipment at the price and on the terms specified in the Sales Notice to a third party.

4.	Equipment Purchase Price.
4.1. Economic Value. For the purposes of this Agreement the parties agree to assign the following values (the “Economic Values”) to each type of Equipment:
(a) [***]
(b) [***]
(c) [***]

[***]Confidential material redacted and filed separately with the Commission.

The Economic Value of any additional type of networking or IT equipment added to this Agreement by the parties will be set forth in a written amendment to this Agreement.
4.2 Purchase Price. The purchase price of each piece of Equipment is [***] Economic Value of such piece of Equipment (the “Purchase Price”) payable in cash as set forth in Section 4.3 of this Agreement. Except as otherwise set forth in this Agreement, with respect to each piece of Equipment purchased by IMC from QSI pursuant to this Agreement, the Purchase Price must be paid in full to QSI within [***] from the date of receipt of delivery by IMC of such piece of Equipment (the “Settlement Date”); provided IMC reserves the right to pay any outstanding Purchase Price before the Settlement Date. IMC’s obligation to pay the Purchase Price with respect to each piece of Equipment ordered and received by IMC will survive the term of this Agreement. Notwithstanding anything else to the contrary in this Agreement, under no circumstances will the aggregate MQER, as defined in Section 4.3 of this Agreement, paid by IMC to QSI with respect to a piece of Equipment exceed the Purchase Price of such piece of Equipment.
Notwithstanding the foregoing, the Purchase Price of each [***] is payable, determinable in IMC’s sole discretion, as follows: (a) one warrant to purchase one share of IMC common stock at an exercise price equal to the amount paid by investors for IMC’s stock in IMC’s most recent round of financing for each dollar of Economic Value or (b) cash in the amount of a reduced MQER calculated utilizing [***] of the QRM, as defined in Section 4.3 of this Agreement, until QSI receives the Purchase Price, plus one warrant to purchase one share of IMC common stock at an exercise price equal to the amount paid by investors for IMC’s stock in IMC’s most recent round of financing for every two (2) dollars of Economic Value. IMC must notify QSI in writing at the time IMC places a [***] order as to whether (a) or (b) above described will apply to that particular [***] order. Applicable warrants will be issued within thirty (30) days after receipt of delivery by IMC of the applicable [***].
4.3 Calculation of Monthly Qualitek Equipment Revenue. With respect to each piece of Equipment, each month IMC will pay QSI the applicable Monthly Qualitek Equipment Revenue (“MQER”) toward the Purchase Price of such piece of Equipment. The MQER for each piece of Equipment will be calculated by multiplying the total number of Network minutes carried through such piece of Equipment during the previous calendar month by one of the following Qualitek Revenue per Minute (“QRM”) multipliers, as applicable:

(a)	[***]

(b)	[***]
IMC shall have sixty (60) days from the receipt of each piece of Equipment (“Ramp Period”) before that piece of Equipment is used to calculate the Primary Minimum MQER or the Secondary Minimum MQER, as the case may be, as defined below. If IMC sends revenue generating traffic during the Ramp Period, IMC shall pay QSI the applicable MQER under the terms of this Agreement.

[***]Confidential material redacted and filed separately with the Commission.

Notwithstanding anything else in this Agreement to the contrary, with respect to the [***] pieces of Equipment purchased by IMC (“Initial Equipment Purchase Batch”), not including those [***] for which Section 4.2(a) is elected by IMC, the average MQER per Equipment within the Initial Equipment Purchase Batch must be no less than $250 (the “Primary Minimum MQER”). The Primary Minimum MQER shall be calculated by taking the sum of all the MQER, across all pieces of Equipment, paid to QSI during the previous month and dividing by the total number of eligible pieces of Equipment within the Initial Equipment Purchase Batch. An eligible piece of Equipment shall be defined as an Equipment piece for which its Ramp Period has elapsed and the Base Value of such piece of Equipment has not been paid to QSI.
With respect to all other pieces of Equipment purchased by IMC, pursuant to this Agreement, in excess of the Initial Equipment Purchase Batch, not including those [***] for which Section 4.2(a) is elected by IMC, the average MQER per Equipment must be no less than $500 (the “Secondary Minimum MQER”). The Secondary Minimum MQER shall be calculated by taking the sum of all the MQER, across all pieces of Equipment, paid to QSI during the previous month and dividing by the total number of eligible pieces of Equipment in excess of the Initial Equipment Purchase Batch. An eligible piece of Equipment shall be defined as an Equipment piece for which its Ramp Period has elapsed and the Base Value of such piece of Equipment has not been paid to QSI.
If IMC fails to meet the Primary Minimum MQER or the Secondary Minimum MQER for any month during the term of this Agreement, QSI may notify IMC of those applicable pieces of Equipment for which the MQER is less than the Primary Minimum MQER or the Secondary Minimum MQER, as the case may be (the “Non Performing Equipment”). Within thirty (30) days after receipt of such written notice from QSI, IMC, exercisable in its sole discretion, must do one of the following:

(i)	[***]

(ii)	[***]

(iii)	[***]
4.4 Payment and Reporting. By no later than the fifteenth (15th) day of each month, IMC will provide QSI with a traffic report for each piece of Equipment, of which the Purchase Price has not been completely paid (the “Monthly Equipment Minute Report”), which details the number of minutes carried through such piece of Equipment during the prior month. IMC will include the MQER for such piece of Equipment with the Monthly Equipment Minute Report.
4.5 Settlement Date. No less than thirty (30) days prior to the Settlement Date for each piece of Equipment, QSI must notify IMC in writing of the then current outstanding balance of the Purchase Price owed by IMC for such piece of Equipment. Notwithstanding anything else to the contrary in this Agreement, IMC, exercisable in its sole discretion, may notify QSI no less than fifteen (15) days prior to the Settlement Date for such piece of Equipment that it intends to forego payment of the outstanding balance of the Purchase Price owed by IMC for such piece of Equipment and return such piece of Equipment to QSI at IMC’s sole expense. QSI will be entitled to keep any MQER previously paid by IMC to QSI through the date such piece of Equipment is returned to QSI and any warrants issued to QSI for such piece of Equipment pursuant to Section 5 of this Agreement. IMC will not be liable to QSI for any unpaid portion of the Purchase Price.

[***]Confidential material redacted and filed separately with the Commission.

5.	Warrants.
With respect to each piece of Equipment, not including CBXs which are separately addressed in Sections 4.2(a) and (b) of this Agreement, ordered and received by IMC pursuant to this Agreement, QSI will receive one warrant to purchase one share of IMC common stock at an exercise price equal to the amount paid by investors for IMC’s stock in IMC’s most recent round of financing for every [***]. Warrants will be issued within thirty (30) days after receipt of delivery by IMC of each applicable piece of Equipment.

6.	Taxes and Other Obligations.
QSI and IMC agree that the Purchase Price includes all obligations relating to the Equipment including the payment of all applicable state and federal sales, use, or other taxes and/or assessments with respect to each piece of Equipment purchased by IMC from QSI pursuant to this Agreement. QSI represents and warrants that all Equipment purchased by IMC from QSI is owned by QSI and is free and clear of any liens, encumbrances, or obligations of any kind. Any obligations, including but not limited to cash, in-kind, or other, are the sole responsibility of QSI.

7.	Exclusive Arrangement.
QSI agrees that it will not enter into a similar business relationship with any other entity during the term of this Agreement.

8.	Confidentiality.
In connection with the Agreement, the parties may disclose certain information related to their operations or business (the “Confidential Information”). The receiving party will not utilize any Confidential Information received from the disclosing party for any purpose other than for the benefit of the disclosing party or in order to facilitate the transactions contemplated by this Agreement. The receiving party will not utilize the Confidential Information provided to it by the disclosing party to compete with the disclosing party, nor will the receiving party engage in reverse engineering of the disclosing party’s Confidential Information or any other conduct which would directly or indirectly result in one party misappropriating or improperly utilizing the rights, property, assets, or Confidential Information of the other party. The receiving party will not disclose the Confidential Information to any third party without the express prior written consent of the disclosing party. The receiving party will maintain the confidentiality of such Confidential Information using at least the same degree of care customarily used by the receiving party to protect its own Confidential Information, but under no circumstances will the receiving party use less than a reasonable degree of care. At the time of the termination of this Agreement (for any reason), the receiving party will return all Confidential Information provided by the disclosing party to the receiving party. The disclosing party will retain ownership of all its Confidential Information, whether or not disclosed to the receiving party.

[***]Confidential material redacted and filed separately with the Commission.

9.	Term and Termination.
This Agreement will be effective as of the date first above written, and will continue for a period of two (2) years thereafter (the “Initial Term”) unless sooner terminated by either party pursuant to this Agreement. Thereafter, this Agreement will automatically be renewed for consecutive six (6) month periods unless terminated as follows:

(a)	by either party giving not less than sixty (60) days written notice of cancellation to the other party prior to the end of the then current term; or

(b)	by either party upon three (3) days written notice to the other party if the other party materially breaches this Agreement and does not cure the breach within thirty (30) days of receipt of written notice of the breach.

10.	Liability.
Neither party will be liable for any indirect, incidental, special, consequential, exemplary, or punitive damages, including but not limited to damages for lost profits or lost revenues, whether or not caused by the acts or omissions or negligence of its employees or agents, and regardless of whether such party has been informed of the possibility or likelihood of such damages.

11.	Notices.
Notice or other advice required to be given under this Agreement will be deemed given three (3) days after it is deposited, postage prepaid, in the United States Mail, or sent via a nationally recognized overnight courier (such as FedEx) to the parties’ respective notice addresses set forth below. If either party changes its address during the term of this Agreement, it will so advise the other party in writing and all notices and advice thereafter required to be given will be sent to such new address. In addition to the forms of notice above, the notice as it pertains to Section 2 of this Agreement will be deemed given immediately by IMC via email and/or fax to QSI.

12.	Waivers.
If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

13.	Assignment.
This Agreement may be assigned by either party with the advanced written consent of the other party, such consent not to be unreasonably denied or delayed. Notwithstanding the foregoing, either party may assign this Agreement to a parent, subsidiary, or successor-in-interest whether by merger, consolidation, acquisition, reorganization, or transfer of all or substantially all of its assets or otherwise without obtaining the prior written consent of the other party. This Agreement will benefit and be binding upon the parties hereto and their respective successors and permitted assigns. In the event of any assignment, the assignor will remain liable to the other party for any loss, damage, or claim arising from the assignee’s failure to perform as required hereunder.

14.	Entire and Sole Agreement.
This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced.

15.	Choice of Law and Venue.
This Agreement will be governed by the laws of California without giving effect to applicable conflict of laws provisions. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Los Angeles County, California.

16.	Counterparts.
This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

17.	Binding Arbitration.
Any dispute under this Agreement will be resolved by binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association as they are then in effect in the County of Los Angeles, State of California. In order to select an arbitrator, each party to the dispute will select an arbitrator of its choice, and those selected arbitrators will then select by mutual agreement a single arbitrator for the proceeding. The decision of the arbitrator shall be final and binding on the parties to this Agreement, and judgment thereon may be entered in the Superior Court for the County of Los Angeles or any other court having jurisdiction. Each party to this Agreement will advance one-half of the arbitrator’s fees; however, all costs of the arbitration proceeding to enforce this Agreement, including attorneys’ fees and witness expenses, shall be paid by the party against whom the arbitrator rules. It is expressly agreed that the parties to any such arbitration may take discovery as contemplated and provided for by California Code of Civil Procedure §1283.05. Notwithstanding anything herein to the contrary, the parties hereto will not be required to submit a claim to arbitration if the claim is for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through the arbitration process.

18.	Attorneys’ Fees and Costs.
In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

19.	Remedies.
Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

20.	Section Headings.
The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

21.	Severability.
In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

22.	Independent Contractor.
Each party shall act at all times hereunder as an independent contractor with respect to the other party, and not as an employee, partner, agent or co-venturer of or with the party. Except as set forth herein, neither party shall have nor exercise control or direction whatsoever over the operations of the other party, and neither party shall have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the other party. Each party hereto shall refrain from making any representation tending to create an apparent employment, partnership or joint venture relationship between the parties. Neither party’s employees, agents or subcontractors shall have any claim against the other party for any compensation or remuneration other than as specifically provided in this Agreement. Both parties further waive and agree to indemnify the other party against any claims for vacation pay, sick leave, retirement or pension benefits, social security contributions, worker’s compensation insurance or benefits, disability or unemployment benefits, welfare and pension benefits and obligations of the other party under the Employee Retirement Income Security Act of 1974, or other benefits of any kind customarily afforded to any employee.

23.	Publicity. Each party shall obtain the other party’s written consent prior to any publication, presentation, public announcement or press release concerning the relationship between the parties or the existence or terms and conditions of this Agreement.

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

IMC:	INTERMETRO COMMUNICATIONS, INC., a California corporation

	By:	/S/ CHARLES PRICE
Charles Rice, Chief Executive Officer

Address

City State Zip

QSI:	QUALITEK SERVICES, INC., a California corporation

	By:	/S/ W.H. MANBY
W.H. Manby, Chief Executive Officer

Address

City State Zip